UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2012

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Westpark Drive, Suite T-900

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2012, the Compensation Committee of the Board of Directors of Sunrise Senior Living, Inc. (the “Company”) approved the 2012 annual incentive bonus plan (the “2012 Plan”) for its named executive officers, Mark S. Ordan, Chief Executive Officer, C. Marc Richards, Chief Financial Officer, Gregory Neeb, Chief Investment and Administrative Officer, and David Haddock, General Counsel and Secretary, and for its recently appointed Head of Operations, Laura A. McDuffie.

The 2012 annual incentive bonus plan has two main components:

•

Threshold Performance – The 2012 Plan will fund an incentive bonus pool at a maximum level if a specified threshold level of adjusted EBITDA (as defined below) is achieved for 2012. If actual adjusted EBITDA for 2012 is below threshold, no bonuses will be paid pursuant to the 2012 Plan.

•	Performance Goals – If the threshold level of adjusted EBITDA for 2012 is attained, the 2012 annual incentive bonus payments to the participants will be based on:

— Adjusted EBITDA – 70% weight; and

— Company/Individual Goals – 30% weight.

For purposes of the 2012 Plan, “adjusted EBITDA” starts with net income (loss) attributable to common shareholders with the following adjustments:

Included:

— Proportionate share of joint venture interest, taxes, depreciation, rent and amortization

— Incremental recurring cash flow from unbudgeted acquisitions (to be determined by arriving at net income per generally accepted accounting principles and excluding depreciation and amortization expense)

Excluded:

— Depreciation and amortization

— Interest income and expense

— Provision for benefit from income taxes

— Litigation fees

— Buyout fees

— Restructuring costs

— Write-off of capitalized project costs

— Allowance for uncollectible receivables from owners

— Impairment of long-lived assets

— Gain (loss) on investments

— Gain (loss) on financial guarantees and other contracts

— Gain on fair value of liquidating trust note

— Other income (expense)

— Stock compensation

— Gain on the sale and development of real estate and equity interests

— Loss from investments accounted for under the profit-sharing method

— Discontinued operations (net of tax)

— Any incremental adjusted EBITDA from the acquisition of real estate or venture interests (including related transaction costs) that was not contemplated in arriving at the specified adjusted EBITDA targets for 2012

— Any contractual or Board approved transaction not contemplated in arriving at the specified adjusted EBITDA targets for 2012

The company/individual goals consist of:

•	maintaining and enhancing the Company’s net asset value;

•	maintaining and enhancing quality of care;

•	reducing voluntary turnover; and

•	enhancing comparable North American community net operating income growth.

If the specified threshold level of adjusted EBITDA is achieved for 2012 so that the 2012 Plan is funded, the Compensation Committee will have discretion to increase or reduce the annual incentive payout.

Possible 2012 annual incentive bonus payouts at threshold, target and maximum for Messrs. Ordan, Neeb, Richards and Haddock and Ms. McDuffie are as follows:

	Threshold (50% of Target)	Target (100% of Target)(1)	Maximum (200% of Target for Mr. Ordan, 150% of Target for Messrs. Richards, Neeb and Haddock and 133% of Target for Ms. McDuffie)(2)
Mr. Ordan	$487,500	$975,000	$1,950,000
Mr. Richards	150,000	300,000	450,000
Mr. Neeb	225,000	450,000	675,000
Mr. Haddock	175,000	350,000	525,000
Ms. McDuffie	112,500	225,000	300,000

(1)	Represents the target bonus opportunity for 2011 set forth in the employment agreements with Messrs. Ordan, Richards, Neeb and Haddock (150% of base salary for Mr. Ordan and 100% of base salary for Messrs. Richards, Neeb and Haddock) and 75% of base salary for Ms. McDuffie.
(2)	Represents the maximum target bonus opportunity for 2011 expressed as a percent of base salary (300% for Mr. Ordan and 150% for Messrs. Neeb and Haddock) set forth in the employment agreements for Messrs. Ordan, Richards, Neeb and Haddock and 133% of Ms. McDuffie’s target bonus amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: March 20, 2012	By:	/s/ C. Marc Richards
		Name:	C. Marc Richards
		Title:	Chief Financial Officer

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